EXHIBIT 10.13

                      AGREEMENT AND PLAN OF ORGANIZATION

                          dated as of April 14, 1998

                                 by and among

                       TRANSPORTATION COMPONENTS, INC.


                         PERFECTION EQUIPMENT COMPANY

                                     and

                        the STOCKHOLDERS named herein
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                               TABLE OF CONTENTS

                                                                          Page

RECITALS.....................................................................1

1.    CERTAIN INFORMATION....................................................3
      1.1   CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE
            COMPANY..........................................................3

2.    SALE...................................................................3
      2.1   AGREEMENT TO SELL................................................3

3.    DELIVERY OF CONSIDERATION..............................................3

4.    CLOSING................................................................3

5.    REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE..........................4
      5.1   AUTHORITY; OWNERSHIP.............................................4

6.    REPRESENTATIONS OF TCI.................................................4
      6.1   DUE ORGANIZATION.................................................4
      6.2   AUTHORIZATION....................................................5
      6.3   VALIDITY OF OBLIGATIONS..........................................5

7.    CONDITIONS PRECEDENT...................................................5

8.    TERMINATION OF AGREEMENT...............................................5
      8.1   TERMINATION......................................................5

9.    GENERAL................................................................6
      9.1   COOPERATION......................................................6
      9.2   SUCCESSORS AND ASSIGNS...........................................6
      9.3   ENTIRE AGREEMENT.................................................6
      9.4   COUNTERPARTS.....................................................6
      9.5   BROKERS AND AGENTS...............................................6
      9.6   EXPENSES.........................................................6
      9.7   NOTICES..........................................................6
      9.8   GOVERNING LAW....................................................7
      9.9   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................7
      9.10  EXERCISE OF RIGHTS AND REMEDIES..................................7
      9.11  TIME.............................................................8

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      9.12  REFORMATION AND SEVERABILITY.....................................8
      9.13  REMEDIES CUMULATIVE..............................................8
      9.14  CAPTIONS.........................................................8
      9.15  AMENDMENTS AND WAIVERS...........................................8

                                    -ii-
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                                    ANNEXES

Annex I     -     Consideration to Be Paid to Stockholders

Annex II    -     Stock Ownership

                                    -iii-
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                      AGREEMENT AND PLAN OF ORGANIZATION

      THIS AGREEMENT AND PLAN OF ORGANIZATION (the "Agreement") is made as of April 14, 1998, by and among Transportation Components, Inc., a Delaware corporation ("TCI"), Perfection Equipment Company, an Oklahoma corporation (the "Company"), TPE, Inc., an Oklahoma corporation ("TPE"), and Maura Berney, as Trustee (the "Trustee") of the Employee Stock Ownership Plan for Employees of the Perfection Equipment Companies (the "ESOP"). TPE and the ESOP are herein sometimes referred to as the "Stockholders". The Stockholders are all the stockholders of the Company.

                                   RECITALS

            WHEREAS, the ESOP desires to sell to TCI all of the outstanding shares of capital stock of the Company it holds for an amount of cash to be determined as described herein, all on the terms and subject to the conditions set forth herein;

            WHEREAS, immediately after the consummation of the sale described above, TPE and TCI will be the sole stockholders of the Company;

            WHEREAS, concurrently with the execution and delivery of this Agreement, TPE and all of the stockholders of TPE are entering into an agreement pursuant to which, immediately after the consummation of the sale described above, TPE will consummate a merger with a wholly owned subsidiary of TCI, pursuant to which TPE will become a wholly owned subsidiary of TCI;

            WHEREAS, TCI is entering into other separate agreements (the "Other Agreements"), each of which is entitled "Agreement and Plan of Organization", with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional transportation components retailers and related services businesses;

            WHEREAS, this Agreement, the Other Agreements and the IPO (as defined herein) constitute the "TCI Plan of Organization";

            WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

      "Charter Document" shall mean the Certificate of Incorporation or corporate charter and Bylaws or governing document in effect as of the date of this Agreement.

      "Closing" has the meaning set forth in Section 4.

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      "Closing Date" has the meaning set forth in Section 4.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Company" has the meaning set forth in the first paragraph of this Agreement.

      "Company Stock" has the meaning set forth in Section 2.1.

      "Expiration Date" has the meaning set forth in Section 5.

      "Funding and Consummation Date" has the meaning set forth in Section 4.

      "IPO" means the initial public offering of TCI Stock pursuant to the Registration Statement described herein.

      "Other Agreements" has the meaning set forth in the third recital of this Agreement.

      "Other Founding Companies" means all of the Founding Companies other than the Company.

      "Person" means an individual or a corporation, limited partnership, general partnership, limited liability company, trust, unincorporated association, joint venture, association, or government or any agency, instrumentality, or political subdivision thereof, or other entity.

      "Pricing" means the date of determination by TCI and the Underwriters of the public offering price of the shares of TCI Stock in the IPO; the parties hereto contemplate that the Pricing shall take place on the Closing Date.

      "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of TCI Stock to be issued in the IPO and all amendments thereto.

      "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

      "Surviving Corporation" means the Company after the Sale.

      "TCI" has the meaning set forth in the first paragraph of this Agreement.

      "TCI Charter Documents" has the meaning set forth in Section 6.1.

      "TCI Plan of Organization" has the meaning set forth in the fourth recital to this Agreement.

      "TCI Stock" means the common stock, par value $.01 per share, of TCI.

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      "Underwriters" means the prospective underwriters identified in the Draft
Registration Statement.

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.    CERTAIN INFORMATION

      1.1 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF THE COMPANY. As of the date of this Agreement, the authorized and outstanding capital stock of the Company, and the record and beneficial ownership of such outstanding capital stock, is as set forth on Annex II hereto.

2.    SALE

      2.1 AGREEMENT TO SELL. As of the Closing, the ESOP shall sell to TCI (the "Sale") all of the shares of Company Stock held by the ESOP for the right to receive, subject to the adjustments described in Annex I hereto, the aggregate amount of cash set forth on Annex I hereto (the "Purchase Price"); provided, however, that such consideration shall not be delivered to the ESOP until the Funding and Consummation Date, as described in Section 3 below.

      2.2 ASSIGNMENT. TCI shall have the right to cause TPE to purchase the Company Shares, provided that TCI shall lend to TPE funds equal to the Purchase Price.

3.    DELIVERY OF CONSIDERATION

      3.1 On the Funding and Consummation Date the ESOP shall receive, upon surrender of certificates representing the Company Stock, and subject to the adjustments described on Annex I hereto, the amounts of cash described on Annex I hereto, said cash to be payable by certified check or wire transfer as requested by the ESOP at least two business days prior to closing.

      3.2 The ESOP shall deliver to TCI at the Closing the certificates representing Company Stock, duly endorsed in blank by the Trustee, or accompanied by blank stock powers. The Trustee agrees promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying the Company Stock.

4.    CLOSING

      At or prior to the Pricing, the parties shall take all actions necessary to prepare to effect the Sale; provided, that such actions shall not include the actual completion of the Sale or the delivery of the funds referred to in
Section 3 hereof, each of which actions shall only be taken upon the Funding and Consummation Date as herein provided. In the event that there is no Funding and Consummation Date and this Agreement automatically terminates as provided in this Section 4, the

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Sale shall not be consummated. The taking of the actions described above (the
"Closing") shall take place on the closing date (the "Closing Date") at the offices of Bracewell & Patterson, L.L.P., South Tower Pennzoil Place, 711 Louisiana, Suite 2900, Houston, Texas 77002. On the Funding and Consummation Date (x) all transactions contemplated by this Agreement, including the delivery of shares and the delivery of funds in the amount and in the manner provided in
Section 3 hereof and (y) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses (x) and (y) occur shall be referred to as the "Funding and Consummation Date." During the period from the Closing Date to the Funding and Consummation Date, this Agreement may only be terminated by the parties if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall also in any event automatically terminate if the Funding and Consummation Date has not occurred within 15 business days following the Closing Date. Time is of the essence.

5.    REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE

      The Trustee represents and warrants that all of the representations and warranties in this Section 5 are true at the date of this Agreement and shall be true at the time of Closing and the Funding and Consummation Date, and agrees that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months.

      5.1 AUTHORITY; OWNERSHIP. The Trustee has the full legal right, power and authority to enter into this Agreement and consuammate the transactions contemplated hereby, and, except for the interests of the ESOP beneficiaries created pursuant to the documents pursuant to which the ESOP was created (as amended from time to time), the Company Stock being sold hereunder is owned free and clear of all liens, security interests, pledges, voting agreements, voting trusts, contractual restrictions on transfer, encumbrances and claims of every kind.

6.    REPRESENTATIONS OF TCI

      TCI represents and warrants that all of the following representations and warranties in this Section 6 are true at the date of this Agreement and that such representations and warranties shall survive the Funding and Consummation Date for a period of twelve months.

      6.1 DUE ORGANIZATION. TCI is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to carry on its business as it is now being conducted. TCI is qualified to do business and is in good standing in each jurisdiction in which the nature of its business makes such qualification necessary, except where the failure to be so authorized or qualified would not have a material adverse effect on TCI. True, complete and correct copies of the Certificate of Incorporation and By-laws of TCI (the "TCI Charter Documents") have been or will be filed as exhibits to the Registration Statement.

                                    -4-
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      6.2 AUTHORIZATION. (i) The representatives of TCI executing this Agreement have the authority to enter into and bind TCI to the terms of this Agreement and
(ii) TCI has the full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated hereby. All corporate acts and other proceedings required to have been taken by TCI to authorize the execution, delivery and performance of this Agreement and the consummation of the Sale have been duly and properly taken.

      6.3 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by TCI and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of TCI and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of TCI.

7.    CONDITIONS PRECEDENT

      The obligations of both the ESOP and TCI with respect to actions to be taken on the Closing Date are subject to the satisfaction of the following conditions:

      7.1 TPE AGREEMENT. The obligations of both the ESOP and TCI with respect to actions to be taken on the Closing Date are subject to the closing of the transactions contemplated by the Agreement and Plan of Organization dated the date hereof to which TCI, TPE, the stockholders of TPE and certain other entities are parties (the "TPE Agreement"); it being understood and agreed that the Funding and Consummation Date relating to the TPE Agreement will occur subsequent to the Closing Date, and that in the event that there is no such Funding and Consummation Date, the Sale contemplated hereby shall not be consummated.

      7.2 OPINION. The Trustee shall have received such advice as the Trustee deems appropriate (including, if deemed appropriate by the Trustee, a fairness opinion and/or appraisal of the value of the shares of the Company Stock held by the ESOP prior to the execution and delivery of this Agreement and of the TPE Agreement) from an independent advisor selected by the Trustee regarding the fairness of the transactions contemplated hereby to the ESOP.

8.    TERMINATION OF AGREEMENT

      8.1 TERMINATION.This Agreement may be terminated at any time prior to the Funding and Consummation Date solely:

            (i)   by the mutual consent of TCI and the Trustee;

            (ii) by TCI or the Trustee if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

                                    -5-
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provided, however, that (except as provided in Section 4 hereof) during the period from the Closing Date to the Funding and Consummation Date, this Agreement may be terminated only if the underwriting agreement relating to the IPO is terminated in accordance with its terms.

9.    GENERAL

      9.1 COOPERATION. The ESOP and TCI shall each deliver or cause to be delivered to the other on the Funding and Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement.

      9.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law, and except that TCI may assign its rights hereunder to TPE or to a wholly owned subsidiary of TCI). This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors of TCI.

      9.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company and TCI and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, the Company and TCI, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. .

      9.4 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

      9.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction.

      9.6 EXPENSES. (a) Whether or not the transactions herein contemplated shall be consummated, TCI will pay the fees, expenses and disbursements of TCI and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto.

      9.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

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                  (a)   If to TCI, addressed to it at:

                  Transportation Components, Inc.
                  Three Riverway, Suite 630
                  Houston, Texas  77056
                  Attn: President

                  with copies to:

                  Thomas W.  Adkins
                  Bracewell & Patterson, L.L.P.
                  South Tower Pennzoil Place
                  711 Louisiana Street, Suite 2900
                  Houston, Texas 77002-2781

            (b) If to the Stockholders, addressed to them at their addresses set forth on Annex II, with copies to:

                  Christopher S. Collins
                  Andrews & Kurth, LLP
                  4200 Texas Commerce Tower
                  600 Travis
                  Houston Texas 77002


or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

      9.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas.

      9.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the Expiration Date.

      9.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

                                    -7-
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      9.11 TIME. Time is of the essence with respect to this Agreement.

      9.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

      9.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

      9.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

      9.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of TCI and the Trustee.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    TRANSPORTATION COMPONENTS, INC.



                                    By:
                                       T. Michael Young
                                       President and Chief Executive Officer



                                    PERFECTION EQUIPMENT COMPANY



                                    By:
                                       Name: Chris Simpson
                                       Title:  President


                                    -9-
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                                    Stockholders:


                                    EMPLOYEE STOCK OWNERSHIP PLAN FOR EMPLOYEES
                                    OF THE PERFECTION EQUIPMENT COMPANIES


                                    By:
                                       Name: Maura Berney
                                       Title:  Trustee


                                    TPE, INC.



                                    By:
                                       Name: Maura Berney
                                       Title:  President

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